Exhibit 21

SUBSIDIARIES OF COHU, INC.

LEGAL ENTITY NAME	PLACE OF INCORPORATION
Delta Design, Inc. (1)	Delaware
FRL, Incorporated	California
Cohu Foreign Sales Corp	Barbados
Xcerra Corporation (5)	Massachusetts

(1) Delta Design, Inc. owns the following subsidiaries:
Delta Design Singapore PTE LTD (2)	Singapore
Cohu S.A.	Costa Rica
Cohu Semiconductor Test GmbH (Partial ownership 37%) (3)	Germany
Rosenheim Automation Systems Corporation	California
Ismeca Semiconductor Holding SA (4)	Switzerland
(2) Delta Design Singapore PTE LTD owns the following subsidiaries:
Delta Design Philippines LLC (14)	Delaware
Delta Design Singapore PTE LTD, Taiwan Branch	Taiwan
(3) Cohu Semiconductor Test GmbH owns the following subsidiaries:
Multitest GmbH (7)	Germany
(4) Ismeca Semiconductor Holding SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA (6)	Switzerland
Cohu Malaysia Sdn. Bhd.	Malaysia
Ismeca Semiconductor (Suzhou) Co Ltd	China
(5) Xcerra Corporation owns the following subsidiaries:
LTX-Credence France S.A.S.	France
LTX-Credence Italia S.r.l.	Italy
LTX Asia International, Inc. (15)	Delaware
LTX-Credence Sdn BhD. (10)	Malaysia
LTX LLC	Delaware
Multitest Electronic Systems Inc.	Delaware
Cohu Interface Solutions LLC (9)	Delaware
Credence Capital Corporation	California
Xcerra International Inc. (12)	Delaware
Credence International Ltd. (13)	British Virgin Islands
LTX-Credence KK	Japan
Xcerra (Thailand) Company Limited	Thailand
Credence Systems (M) Sdn BhD	Malaysia
Credence Systems (UK) Limited (16)	United Kingdom
Everett Charles Technologies Mexico, S. de R.L. de C.V.	Mexico
Cohu Semiconductor Test GmbH (Partial ownership 63%) (3)	Germany
(6) Ismeca Europe Semiconductor SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA, Korean Branch	South Korea
(7) Multitest GmbH owns the following subsidiaries:
Cohu GmbH (8)	Germany
(8) Cohu GmbH owns the following subsidiaries:
Kita Manufacturing Co., LTD	Japan
FTZ Fraes-und Techologiezentrum GmbH Frasdorf (39% Ownership)	Germany

(9) Cohu Interface Solutions LLC owns the following subsidiaries:
Everett Charles Tech, Inc.	Massachusetts
(10) LTX-Credence Sdn BhD. owns the following subsidiaries:
LTX Corporation Philippine Branch (11)	Philippines
Multitest Electronic Systems (Penang) Sdn. Bhd.	Malaysia
(11) LTX Corporation Philippine Branch owns the following subsidiaries:
Multitest Electronic Systems (Philippines) Corporation	Philippines
(12) Xcerra International Inc. owns the following subsidiaries:
Credence Systems Korea Ltd.	South Korea
Xcerra International Inc., Taiwan Branch	Taiwan
(13) Credence International Ltd. owns the following subsidiaries:
Credence Malta Limited	Malta
LTX-Credence Singapore Pte Ltd.	Singapore
NPTest de Costa Rica SA.	Costa Rica
Cohu Semiconductor (Shenzhen) Co., Ltd (17)	China
(14) Delta Design Philippines LLC owns the following subsidiaries:
Delta Design Philippines LLC, Philippines Branch	Philippines
(15) LTX Asia International, Inc. owns the following subsidiaries:
LTX Asia International, Inc., Taiwan Branch	Taiwan
(16) Credence Systems (UK) Limited owns the following subsidiaries:
Credence Systems (UK) Limited, Belgium Branch	Belgium
(17) Cohu Semiconductor (Shenzhen) Co., Ltd owns the following subsidiaries:
Cohu Semiconductor (Shenzhen) Co., Ltd, Suzhou Branch	China
Cohu Semiconductor (Shenzhen) Co., Ltd, Shanghai Branch	China